Exhibit 10.1

EXECUTION VERSION

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT (A) BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL OR (B) IN ACCORDANCE WITH ITEM 601(B)(10) OF REGULATION S-K DUE TO PERSONAL PRIVACY CONCERNS. INFORMATION THAT HAS BEEN SO REDACTED FROM THIS EXHIBIT HAS BEEN MARKED WITH “[***]” TO INDICATE THE OMISSION.

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this "Agreement") is entered into as of February 27, 2026 by and among ReTo Eco-Solutions, Inc., a British Virgin Islands business company ( “Buyer”), Beijing ReTo Hengda Technology Co., Ltd., a company incorporated under the laws of People’s Republic of China and wholly-owned subsidiary of the Buyer (“ReTo Technology”), and Hainan Qi Jian Supply Chain Co., Ltd., a company incorporated under the laws of People’s Republic of China (“Hainan Seven Arrows”, together with Buyer and ReTo Technology, the “Parties”) in accordance with the terms and conditions of the Share Exchange Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Share Exchange Agreement (as defined below).

RECITALS

WHEREAS, Buyer acquired 25,500 shares of Seven Arrows Supply Chain Limited, a British Virgin Islands business company (“Target”), equal to 51% of the total issued and outstanding shares and other securities of Target from Shiba Rei, the sole shareholder of Target ( “Seller”), pursuant to that certain Share Exchange Agreement dated as of February 27, 2026 (the “Share Exchange Agreement”) by and among Buyer, Sellers, Target and Seller;

WHEREAS, it is contemplated by the Parties that ReTo Technology shall provide advice, analysis and assistance in connection with the ordinary business activities of Hainan Seven Arrows (collectively, “Services”);

WHEREAS, the employees of ReTo Technology possess management skills and advisory services;

WHEREAS, Hainan Seven Arrows will require ReTo Technology 's special skills and management advisory services in connection with its business operations and execution of its strategic plan; and

WHEREAS, ReTo Technology is willing to provide such skills and services to Hainan Seven Arrows on the terms set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. ReTo Technology hereby agrees that, during the term of this Agreement (the “Term”), it will provide the following consulting and management advisory services to Hainan Seven Arrows:

(a) financial, managerial and operational advice in connection with Hainan Seven Arrows’ day-to-day operations, including advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of Hainan Seven Arrows; and

(b) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as ReTo Technology and Hainan Seven Arrows may from time to time agree in writing.

(c) ReTo Technology will devote such time and efforts to the performance of services contemplated hereby as ReTo Technology deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by ReTo Technology on a weekly, monthly, annual or other basis. ReTo Technology and Hainan Seven Arrows understand that the Operating Companies may, at times, engage one or more advisers to provide services in addition to, but not in lieu of, services provided by ReTo Technology under this Agreement.

2. Payment of Fees.

(a) During the Term, in exchange for ReTo Technology's willingness to provide ongoing management services under this Agreement, Hainan Seven Arrows will be responsible for paying to ReTo Technology (or an affiliate of ReTo Technology designated by it) an aggregate management fee equal to fifty one percent (51%) of the Net Income of Hainan Seven Arrows for each of the fiscal years ending December 31, 2026, 2027 and 2028.

(b) On the last day of each quarter during each such fiscal year, Hainan Seven Arrows will pay to ReTo Technology (or such affiliate) an amount equal to one-quarter of 51% of the Net Income Target for such fiscal year, provided however, the first quarterly payment for the fiscal year ending December 31, 2026 shall be deferred and made with the second quarterly payment for the same year. Such amounts due to ReTo Technology (or such affiliate) are set forth on the payment schedule in Annex A attached hereto (the aggregate of such payments for the applicable fiscal year, the “Annual Payment”). After the end of each such fiscal year such payments shall be adjusted (such adjustment, the “Year-End Adjustment”) in accordance with Section 2(c).

(c) Within five (5) Business Days following the final determination of the Earnout Statement pursuant to Section 1.3(e) of the Share Exchange Agreement for each of the fiscal years ending December 31, 2026, 2027 and 2028, the Parties shall make the final determination on the Year-End Adjustment, with the Year-End Adjustment equal to (A) 51.0% of the Net Income for such fiscal year minus (B) the Annual Payment for such fiscal year. If the Year-End Adjustment is greater than zero, Hainan Seven Arrows shall pay to Buyer such Year-End Adjustment within thirty (30) days following such date of determination; if such amount is less than zero, Buyer shall refund to Hainan Seven Arrows such amount equal to (A) the Annual Payment for such fiscal year minus (B) 51.0% of the Net Income for the same year within thirty (30) days following such date.

(d) Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available corporate funds to the account specified on Schedule 1 hereto, or to such other account(s) as the Parties may specify in writing prior to such payment.

3. Term. This Agreement will continue in full force and effect, unless and until terminated by mutual consent of the parties, for so long as ReTo Technology (or any successor or permitted assign, as the case may be) continues to carry on the business of providing services of the type described in Section 1 above; provided, however, that (a) either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof and (b) ReTo Technology may terminate this Agreement upon not less than 10 days written notice to Hainan Seven Arrows; and provided further that each of (x) the obligations of Hainan Seven Arrows under Section 4 below and the provisions of Section 4 below (whether in respect of or relating to services rendered prior to termination of this Agreement or in respect of or relating to any services provided after termination of this Agreement), (y) any and all accrued and unpaid obligations of Hainan Seven Arrows owed under Section 2 above and (z) the provisions of Section 7 will all survive any termination of this Agreement to the maximum extent permitted under applicable law.

4. Indemnity and Liability. Hainan Seven Arrows hereby indemnifies and agrees to exonerate and hold ReTo Technology and its partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents (collectively, the “Indemnitees”), each of whom is an intended third party beneficiary of this Agreement, free and harmless from and against any and all actions, causes of action, suits, claims and liabilities and expenses in connection therewith, including without limitation reasonable attorneys' fees and charges (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (i) this Agreement, the Transactions, any transaction to which Hainan Seven Arrows is a party, or (ii) operations of, or services provided by ReTo Technology to Hainan Seven Arrows from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of Hainan Seven Arrows or any of its accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, Hainan Seven Arrows hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 4, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by Hainan Seven Arrows, then such payments shall be promptly repaid by such Indemnitee to Hainan Seven Arrows. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. No Indemnitee will be liable to Hainan Seven Arrows or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

5. Disclaimer and Limitation of Liability. ReTo Technology makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder. In no event will ReTo Technology or any of the Indemnitees be liable to Hainan Seven Arrows or any of its affiliates for any act, alleged act, omission or alleged omission on the part of ReTo Technology that does not constitute gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction. In no event will ReTo Technology or any of its affiliates be liable to Hainan Seven Arrows or any of its affiliates for any indirect, special, incidental or consequential damages, including loss profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by ReTo Technology hereunder.

6. Assignment, etc. Except as provided below, neither party may assign this Agreement without the prior written consent of the other party.

7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by each of ReTo Technology Hainan Seven Arrows. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8. Miscellaneous.

(a) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York County (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the Transactions, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10. Nothing in this Section 8 (a) shall affect the right of any Party to serve legal process in any other manner permitted by Law.

(b) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY, ANY FORUM IN RESPECT OF ANY ISSUE, CLAM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDNG ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 8(b) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10. Notice. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) if sent by email on a Business Day before 11:59 p.m. (recipient’s time), when transmitted; (iii) if sent by email on a day other than a Business Day, or if sent by email after 11:59 p.m. (recipient’s time), on the Business Day following the date when transmitted; (iv) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (v) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Buyer and Hainan Seven Arrows to:	with a copy (which will not constitute notice) to:
ReTo Eco-Solutions, Inc	Ellenoff Grossman & Schole LLP
c/o Beijing REIT Technology Development Co., Ltd.	1251 Avenue of the Americas
X-702, Tower A, 60 Anli Road, Chaoyang District	New York, New York 10020
Beijing,	Attn: Wei Wang, Esq.
People’s Republic of China 100101	Jonathan Cramer, Esq.
Attn: Xinyang Li	Telephone No.: (212) 370-1300
Telephone No.: [***]	E-mail: wwang@egsllp.com and
E-mail: [***]	jcramer@egsllp.com
If to ReTo Technology to:
Beijing ReTo Hengda Technology Co., Ltd.
Attn: Xinyang Li
Telephone No.: [***]
E-mail: [***]

11. Severability. If in any judicial or arbitral proceedings a court or arbitrator refuses to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

Buyer:

RETO ECO-SOLUTIONS, INC.

By:	/s/ Xinyang Li
Name:	Xinyang Li
Title:	Chief Executive Officer

ReTo Technology:

BEIJING RETO HENGDA TECHNOLOGY CO., LTD.

By:	/s/ Xinyang Li
Name:	Xinyang Li
Title:	Chief Executive Officer

Hainan Seven Arrows:

HAINAN QI JIAN SUPPLY CHAIN CO., LTD.

By:	/s/ Xin Lin
Name:	Xin Lin
Title:	Director

Annex A